ATTACHMENT 1

To Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES THROUGH APRIL 30, 2010.

 FUND
                                             RATE
               (Average Net Assets in Millions (M) for Funds with Breakpoints)


                                         FIRST $250M
                                                                     THEREAFTER
 AZL AIM International Equity Fund...............0.90%..................0.85%
                                                         ALL ASSETS
 AZL BlackRock Capital Appreciation Fund.....................0.75%
                                               FIRST $200M           THEREAFTER
 AZL BlackRock Growth Fund.......................0.70%.................0.65%
                                                          ALL ASSETS
 AZL Columbia Small Cap Value Fund..........................0.85%

                                         FIRST $100M
                                                        NEXT $400M
                                                                      THEREAFTER
 AZL Davis NY Venture Fund....................0.75%.......0.70%.........0.65%
                                                         ALL ASSETS
 AZL Dreyfus Founders Equity Growth Fund.....................0.70%
 AZL First Trust Target Double Play Fund.....................0.45%

                                         FIRST $100M
                                                                      THEREAFTER
 AZL Jennison 20/20 Fund.........................0.75%...................0.70%
                                                         ALL ASSETS
 AZL JPMorgan U.S. Equity Fund...............................0.75%
 AZL Oppenheimer Global Fund.................................0.80%
 AZL Schroder Emerging Markets Equity Fund...................0.95%
 AZL TargetPLUS Equity Fund..................................0.45%

                                         FIRST $100M
                                                         NEXT $400M
                                                                      THEREAFTER
 AZL Van Kampen Comstock Fund.................0.75%........0.70%.........0.65%

                                         FIRST $100M
                                                         NEXT $100M
                                                                      THEREAFTER
 AZL Van Kampen Equity and Income Fund........0.70%..........0.675%.......0.65%
 AZL Van Kampen Global Franchise Fund.........0.95%..........0.90%........0.85%

                                         FIRST $100M
                                                                      THEREAFTER
 AZL Van Kampen Growth and Income Fund..........0.675%...................0.65%
 AZL Van Kampen Mid Cap Growth Fund..............0.80%...................0.75%


                                      Allianz Variable Insurance Products Trust

                                      By:   /s/ Brian Muench
                                           _______________________________
                                      Name:  Brian Muench
                                      Title: Vice President

                                      Allianz Investment Management LLC

                                      By:   /s/ Brian Muench
                                           _______________________________
                                      Name:  Brian Muench
                                      Title: Vice President

                                                             Updated: 01/26/2009